UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2023

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2023, the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) designated Thomas E. Kirn as the Company’s principal accounting officer, effective July 12, 2023 (the “Effective Date”). Mr. Kirn succeeds Karin L. Bell as principal accounting officer as of the Effective Date. Ms. Bell remains Chief Financial Officer and principal financial officer of the Company.

Mr. Kirn, 36, has served as the Company’s Chief Accounting Officer since September 2020, and was previously the Chief Financial Officer for FreedomRoads, LLC ("FreedomRoads"), an indirect subsidiary of the Company, since 2019. Prior to joining FreedomRoads in 2019, Mr. Kirn held various roles at Ernst & Young, LLP from 2009 to 2019, including as Assurance Senior Manager from 2017 to 2019 and Assurance Manager from 2014 to 2017. Mr. Kirn holds a B.A. in Accounting and a B.A. in Hispanic Studies from Illinois Wesleyan University.

In connection with Mr. Kirn’s designation as principal accounting officer, on July 12, 2023, the Company and Mr. Kirn entered into an Employment Agreement, to be effective as of July 13, 2023 (the “Kirn Employment Agreement”), pursuant to which Mr. Kirn has agreed to serve as the Chief Accounting Officer of the Company for a term commencing as of July 13, 2023 and ending on July 31, 2026. Under the terms of the Kirn Employment Agreement, Mr. Kirn will receive an annual base salary of $350,000, and is eligible to earn an annual performance-based cash bonus with a target bonus opportunity of up to $525,000. In addition, in anticipation of his designation as the principal accounting officer, the Company’s Compensation Committee granted to Mr. Kirn an award of 20,000 restricted stock units (“RSUs”) under the Company’s 2016 Incentive Award Plan that will vest in five equal annual installments on each of the first five anniversaries of August 15, 2024, subject to the executive’s continued employment through the applicable vesting dates.

Also on July 13, 2023, the Company entered into an Amendment No. 2 to the Employment Agreement between the Company and Karin L. Bell, to be effective as of July 13, 2023 (the “Bell Amendment”). Among other things, the Bell Amendment extends the term of Ms. Bell’s existing Employment Agreement, as amended, through July 31, 2026.

Item 8.01 Other Events.

On July 12, 2023, Lindsey Christen was appointed as Chief Administrative and Legal Officer of the Company. Ms. Christen has served and continues to serve as the Company’s Secretary since June 2020 and previously served as the Company’s Executive Vice President and General Counsel from February 2022 to July 2023, Executive Vice President and General Counsel of CWGS Enterprises, LLC (“CWGS, LLC”) from February 2022 to July 2023, the Company’s Senior Vice President and General Counsel from June 2020 to February 2022, Senior Vice President and General Counsel of CWGS, LLC from June 2020 to February 2022, Assistant General Counsel of CWI, Inc., FreedomRoads, LLC, and Good Sam Enterprises, LLC, from January 2011 to June 2020, and Corporate Counsel of Camping World, Inc. and FreedomRoads, LLC from February 2008 to January 2011. Ms. Christen received a J.D. from Brooklyn Law School in 2007 and a B.A. from Villanova University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Karin L. Bell
Name:	Karin L. Bell
Title:	Chief Financial Officer

Date: July 17, 2023